UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 13, 2007

Date of earliest event reported: July 12, 2007

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place
Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amvest Merger Agreement. On July 12, 2007, CEP Mid-Continent Basin LLC, f/k/a CEP Cherokee Basin LLC, a Delaware limited liability company (“CEPMB”) and a wholly-owned subsidiary of Constellation Energy Partners LLC (the “Company”), entered into an agreement of merger (the “Merger Agreement”) among AMVEST Oil & Gas, Inc., a Virginia corporation (the “Seller”), and AMVEST Osage, Inc., a Virginia corporation and wholly-owned subsidiary of the Seller (“Amvest”). Pursuant to the Merger Agreement, Amvest will merge with and into CEPMB, with CEPMB continuing as the surviving entity after the merger (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger, all issued and outstanding shares of Amvest common stock will be converted into the right to receive cash. The aggregate Merger consideration paid pursuant to the Merger Agreement will be $240.0 million, plus or minus estimated closing adjustments. The estimated closing adjustments will be determined based on the excess or deficit of working capital as determined in the Merger Agreement. At the closing, approximately $17.5 million cash will be deposited into escrow (the “Escrow Deposit”). The Escrow Deposit will serve as the sole source of payment and remedy for the final working capital adjustments, and $16.0 million of the Escrow Deposit (plus any escrow earnings on such amount) will serve as the sole source and remedy for the Company (i) to the extent the Company is owed any amounts in respect of breaches of representations and warranties, covenants and including, without limitation, indemnification claims; (ii) to satisfy or reimburse any post-closing fees and expenses for which Amvest may be responsible under the Merger Agreement and an escrow agreement (the “Escrow Agreement”); (iii) to satisfy any working capital shortfall, to the extent such shortfall exceeds the Amvest working capital escrow discussed below and (iv) such other purposes as specified in the Merger Agreement and the Escrow Agreement. The Escrow Deposit will be held and distributed from time to time in accordance with the Merger Agreement and the Escrow Agreement for up to one year after the effective time of the Merger, and such longer period as may be necessary to resolve any outstanding disputed claims. The remaining $1.5 million of the Escrow Deposit will be used solely to satisfy a working capital shortfall, if any, that may be owed by the Seller pursuant to the terms of the Merger Agreement. Immediately prior to Closing, Seller shall cause Amvest to deposit $8.5 million into a drilling fund escrow to be used for post-closing drilling, development and operational costs and expenses of CEPMB’s post-merger assets.

The Merger Agreement contains various representations, warranties and covenants made by the parties, including covenants by Amvest to conduct its operations in the ordinary course between the date of the Merger Agreement and the completion of the Merger and, with certain exceptions, not to solicit any competing offer. The completion of the Merger is subject to various conditions. The Merger Agreement also contains certain rights concerning the ability of the Seller and CEPMB to terminate the Merger Agreement.

Unit Purchase Agreement. On July 12, 2007, the Company also entered into a Class F Unit and Common Unit Purchase Agreement (the “Purchase Agreement”) with certain unaffiliated third-party investors (the “Purchasers”) to sell 3,371,219 Class F units representing limited liability company interests in the Company (the “Class F Units”) and 2,664,998 common units representing Class B limited liability company interests in the Company (the “New Common Units”) in a private placement for an aggregate purchase price of approximately $210 million. The negotiated average purchase price is $34.79 per unit for the Class F Units and the New Common Units. No distribution will be paid for the second quarter of 2007 to the holders of the New Common Units and Class F Units. The Company believes that the proceeds from this equity private placement, together with funds available under the Company’s revolving credit facility, will fully fund the purchase price of the Merger described above. The Company anticipates that the private placement will close simultaneously with the Merger described above. The private placement of the Class F Units and New Common Units pursuant to the Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

The closing of the private placement is subject to customary closing conditions as well as certain other conditions, including (i) the closing of the Merger described above, (ii) the execution by the Company and the Purchasers of a registration rights agreement that will require the Company to file a shelf registration statement for the benefit of the Purchasers within 90 days after the closing of the private placement and (iii) the amendment to the Company’s operating agreement to establish the terms of the Class F Units.

The Class F Units will be subordinated to common units (i) with respect to the payment of the initial quarterly distribution (including any arrearages with respect to minimum quarterly distributions from prior periods), and (ii) in the event of the dissolution or liquidation of the Company. The Class F Units will have no voting rights other than as required by law.

The Class F Units will convert into common units on a one-for-one basis upon obtaining the approval of the holders of at least a majority of the common units (not including the New Common Units). The Company has undertaken to obtain this approval within 90 days following the closing of the private placement. Constellation Energy Partners Holdings, LLC, the largest holder of outstanding common units, will agree to vote its common units in favor of the conversion. If the Company has not obtained the requisite approval of the conversion of the Class F Units within 90 days following the closing of the private placement, the Class F Units will be entitled to receive 115% of the initial quarterly distribution payable on each common unit, subject to the subordination provisions described above.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 13, 2007, the Company issued a press release relating to the Merger and Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference in any filing by the Company under the Exchange Act.

The Company has made certain statements in this Current Report on Form 8-K, and the press release furnished herewith, that are considered forward-looking statements within the meaning of the Exchange Act. These forward-looking statements are largely based on the Company’s expectations, which reflect estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors. Although the Company believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this Current Report on Form 8-K, and the press release furnished herewith, are not guarantees of future performance, and the Company cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in the Company’s Securities and Exchange Commission filings and elsewhere in those filings. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated July 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: July 13, 2007	By:	/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated July 13, 2007.